FUND PARTICIPATION AGREEMENT

TABLE OF CONTENTS

ARTICLE I.	Sale of Fund Shares	3

ARTICLE II.	Representations and Warranties	4

ARTICLE III.	Prospectuses and Proxy Statements; Voting	6

ARTICLE IV.	Sales Material and Information	8

ARTICLE V.	Fees and Expenses	10

ARTICLE VI.	Qualification	11

ARTICLE VII.	Indemnification	12

ARTICLE XIII.	Applicable Law	20

ARTICLE IX.	Termination	20

ARTICLE X.	Notices	23

ARTICLE XI.	Miscellaneous	24

SCHEDULE A	Designated Portfolios	29

SCHEDULE B	Reports per Section 6.4	30

SCHEDULE C	Expenses	32

SCHEDULE D	Shareholder Services Agreement	35

SCHEDULE E	Administrative Services	36

SCHEDULE F	Non-Compete Provisions	38

                                                              FUND PARTICIPATION AGREEMENT

Among

            GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY,

           AMERICAN CENTURY INVESTMENT MANAGEMENT, INC.,

and

             AMERICAN CENTURY INVESTMENT SERVICES, INC.

THIS AGREEMENT, made and entered into as of this 6th     day of  June             , 2000 by and among GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY (hereinafter "GWL&A"), a Colorado life insurance company, on its own behalf and on behalf of its Separate Account FutureFunds Series Account (the "Account"); AMERICAN CENTURY INVESTMENT MANAGEMENT, INC. (hereinafter the "Adviser"), a Delaware corporation; and AMERICAN CENTURY INVESTMENT SERVICES, INC. a Missouri corporation (hereinafter the "Distributor").

WHEREAS, the Adviser serves as investment adviser to certain open-end mutual funds that GWL&A wishes to offer under the Account (the “Fund”); and

WHEREAS, the Fund engages in business as an open-end management investment company and is available to act as the investment vehicle for separate accounts established for variable life insurance policies and/or variable annuity contracts (collectively, the "Variable Insurance Products") to be offered by insurance companies, including GWL&A, which have entered into participation agreements similar to this Agreement (hereinafter "Participating Insurance Companies"); and

WHEREAS, the beneficial interest in the Fund is divided into several series of shares, each designated a "Portfolio" and representing the interest in a particular managed portfolio of securities and other assets; and

WHEREAS, the Fund is registered as an open-end management investment company under the 1940 Act and shares of the Portfolio(s) are registered under the Securities Act of 1933, as amended (hereinafter the "1933 Act"); and

WHEREAS, the Adviser is duly registered as an investment adviser under the Investment Advisers Act of 1940, as amended, and any applicable state securities laws; and

WHEREAS, the Distributor is duly registered as a broker-dealer under the Securities Exchange Act of 1934, as amended, (the "1934 Act") and is a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD"); and

WHEREAS, GWL&A has registered certain variable annuity contracts supported wholly or partially by the Account (the "Contracts") under the 1933 Act; and

WHEREAS, the Account is a duly organized, validly existing segregated asset account, established by resolution of the Board of Directors of GWL&A, under the insurance laws of the State of Colorado, to set aside and invest assets attributable to the Contracts; and

WHEREAS, GWL&A has registered the Account as a unit investment trust under the 1940 Act and has registered the securities deemed to be issued by the Account under the 1933 Act; and

WHEREAS, to the extent permitted by applicable insurance laws and regulations, GWL&A intends to purchase shares in the Portfolio(s) listed in Schedule A attached hereto and incorporated herein by reference, as such Schedule may be amended from time to time by mutual written agreement (the "Designated Portfolio(s)"), on behalf of the Account to fund the Contracts, and the Fund is authorized to sell such shares to unit investment trusts such as the Account at net asset value; and

WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Account also intends to purchase shares in other open-end investment companies or series thereof not affiliated with the Fund (the "Unaffiliated Funds") on behalf of the Account to fund the Contracts; and

NOW, THEREFORE, in consideration of their mutual promises, GWL&A, the Distributor and the Adviser agree as follows:

ARTICLE I.	Sale of Fund Shares

1.1.       All purchases, redemptions and exchanges of Designated Portfolio shares by GWL&A on behalf of the Account, in addition to the pricing and correction thereof, of Designated Portfolio shares, shall be governed by and subject to the terms of the Shareholder Services Agreement entered into between the Distributor and BenefitsCorp Equities, Inc., an affiliate of GWL&A, which is incorporated by reference herein and attached hereto as Schedule D.

1.2       Notwithstanding Section 1.1 hereof, if an adjustment is necessary to correct an error which has caused Contractowners to receive less than the amount to which they are entitled, the number of shares of the applicable sub-account of such Contractowners will be adjusted and the amount of any underpayments shall be credited by the Adviser to GWL&A for crediting of such amounts to the applicable Contractowners accounts. Upon notification by the Adviser of any overpayment due to an error, GWL&A shall promptly remit to Adviser any overpayment that has not been paid to Contractowners; however, Adviser acknowledges that GWL&A does not intend to seek additional payments from any Contractowner who, because of a pricing error, may have underpaid for units of interest credited to his/her account. In no event shall GWL&A be liable to Contractowners for any such adjustments or underpayment amounts.

ARTICLE II.	Representations and Warranties

2.1.      GWL&A represents and warrants that the Contracts and the securities deemed to be issued by the Account under the Contracts are or will be registered under the 1933 Act; that the Contracts will be issued and sold in compliance in all material respects with all applicable federal and state laws and that the sale of the Contracts shall comply in all material respects with state insurance suitability requirements. GWL&A further represents and warrants that it is an insurance company duly organized and in good standing under applicable law and that it has legally and validly established the Account prior to any issuance or sale of units thereof as a segregated asset account under Section 10-7-401, et. seq. of the Colorado Insurance Law and has registered the Account as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a segregated investment account for the Contracts and that it will maintain such registration for so long as any Contracts are outstanding as required by applicable law.

2.2.      The Distributor and Adviser each represent and warrant that Designated Portfolio shares sold pursuant to this Agreement shall be registered under the 1933 Act, duly authorized for issuance and sold in compliance with all applicable federal securities laws including without limitation the 1933 Act, the 1934 Act, and the 1940 Act and that the Fund is and shall remain registered under the 1940 Act. The Distributor and Adviser further represent and warrant that the Fund will amend the registration statement for its shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares.

2.3.      It is understood by the parties that the Fund reserves the right to adopt a plan pursuant to Rule 12b-1 under the 1940 Act and to impose an asset-based or other charge to finance distribution expenses as permitted by applicable law and regulation. In any event, the Adviser agrees to comply with applicable provisions and SEC staff interpretations of the 1940 Act to assure that the investment advisory or management fees paid to the Adviser by the Fund are in accordance with the requirements of the 1940 Act. To the extent that the Fund decides to finance distribution expenses pursuant to Rule 12b-1, the Distributor represents and warrants that the Fund will undertake to have its Board, a majority of whom are not interested persons of the Fund, formulate and approve any plan pursuant to Rule 12b-1 under the 1940 Act to finance distribution expenses.

2.4.      The Adviser represents and warrants that the Fund will cooperate with GWL&A to make every reasonable effort to cause the investment policies, fees and expenses of the Designated Portfolio(s) to be in compliance with the requirements under the insurance and other applicable laws of the State of Colorado to the extent GWL&A notifies the Adviser of any such requirements. The Adviser shall register and qualify the shares of the Fund for sale in accordance with the laws of the various states if and to the extent required by applicable law.

2.5.      The Adviser represents and warrants that the Fund is lawfully organized and validly existing under the laws of the various states in which it may be registered and qualified and that it does and will comply in all material respects with the 1940 Act.

2.6.      The Adviser represents and warrants that it is and shall remain duly registered under all applicable federal and state securities laws and that it shall perform its obligations for the Fund in compliance in all material respects with such laws.

2.7.      The Distributor represents and warrants that it is and shall remain duly registered under all applicable federal and state securities laws and that it shall perform its obligations for the Fund in compliance in all material respects with such laws.

2.8.      The Adviser represents and warrants that all of its and the Fund’s respective officers, employees, investment advisers, and other individuals or entities dealing with the money and/or securities of the Designated Portfolio(s) are, and shall continue to be at all times, covered by a blanket fidelity bond or similar coverage for the benefit of the Fund in an amount not less than the minimal coverage required by Rule 17g-1 under the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

2.9.      The Adviser will provide GWL&A with as much advance notice as is reasonably practicable of any material change affecting the Designated Portfolio(s) (including, but not limited to, any material change in the registration statement or prospectus affecting the Designated Portfolio(s)) and any proxy solicitation affecting the Designated Portfolio(s) and consult with GWL&A in order to implement any such change in an orderly manner, recognizing the expenses of changes and attempting to minimize such expenses by implementing them in conjunction with regular annual updates of the prospectus for the Contracts. The Adviser agrees to share equitably in expenses incurred by GWL&A as a result of actions taken by the Adviser, consistent with the allocation of expenses contained in Schedule C attached hereto and incorporated herein by reference.

ARTICLE III.	Prospectuses and Proxy Statements; Voting

3.1.      At least annually, the Adviser or Distributor shall provide GWL&A with as many copies of the Fund's current prospectus for the Designated Portfolio(s) as GWL&A may reasonably request for marketing purposes (including distribution to Contractowners with respect to new sales of a Contract), with expenses to be borne in accordance with Schedule C hereof. If requested by GWL&A in lieu thereof, the Distributor shall provide such documentation (including a camera-ready copy and computer diskette of the current prospectus for the Designated Portfolio(s)) and other assistance as is reasonably necessary in order for GWL&A once each year (or more frequently if the prospectuses for the Designated Portfolio(s) are amended) to have the prospectus for the Contracts and the Fund's prospectus for the Designated Portfolio(s) printed together in one document. The Distributor agrees that the prospectus (and semi-annual and annual reports) for the Designated Portfolio(s) will describe only the Designated Portfolio(s) and will not name or describe any other portfolios or series that may be in the Fund unless required by law.

3.2.      If applicable state or federal laws or regulations require that the Statement of Additional Information ("SAI") for the Fund be distributed to all Contractowners, then the Distributor and/or the Adviser shall provide GWL&A with copies of the Fund's SAI or documentation thereof for the Designated Portfolio(s) in such quantities, with expenses to be borne in accordance with Schedule C hereof, as GWL&A may reasonably require to permit timely distribution thereof to Contractowners. The Distributor shall also provide SAIs to any Contractowner or prospective owner who requests such SAI from the Fund (although it is anticipated that such requests will be made to GWL&A).

3.3.      The Distributor shall provide GWL&A with copies of the Fund's proxy material, reports to stockholders and other communications to stockholders for the Designated Portfolio(s) in such quantity, with expenses to be borne in accordance with Schedule C hereof, as GWL&A may reasonably require to permit timely distribution thereof to Contractowners.

3.4.      It is understood and agreed that, except with respect to information regarding GWL&A provided in writing by that party, GWL&A is not responsible for the content of the prospectus or SAI for the Designated Portfolio(s). It is also understood and agreed that, except with respect to information regarding the Fund, the Distributor, the Adviser or the Designated Portfolio(s) provided in writing by the Fund, the Distributor or the Adviser, neither the Fund, the Distributor nor Adviser are responsible for the content of the prospectus or SAI for the Contracts.

3.5.	If and to the extent required by law GWL&A shall:
(i)	solicit voting instructions from Contractowners;
(ii)	vote the Designated Portfolio(s) shares held in the Account in accordance with instructions received from Contractowners: and
(iii)

vote Designated Portfolio shares held in the Account for which no instructions have been received in the same proportion as Designated Portfolio(s) shares for which instructions have been received from Contractowners, so long as and to the extent that the SEC continues to interpret the 1940 Act to require pass-through voting privileges for variable contract owners. GWL&A reserves the right to vote Fund shares held in any segregated asset account in its own right, to the extent permitted by law.

3.6.      GWL&A shall be responsible for assuring that each of its separate accounts holding shares of a Designated Portfolio calculates voting privileges as directed by the Fund and agreed to by GWL&A and the Fund.

3.7.      The Distributor represents and warrants that the Fund will comply with all provisions of the 1940 Act requiring voting by shareholders.

ARTICLE IV.	Sales Material and Information

4.1.      GWL&A shall furnish, or shall cause to be furnished, to the Distributor or its designee, a copy of each piece of sales literature or other promotional material that GWL&A develops or proposes to use and in which the Fund (or a Portfolio thereof), its Adviser or one of its sub-advisers or the Distributor is named in connection with the Contracts, at least ten (10) Business Days prior to its use. All such materials shall be directed to Kim Diaz, the Fund’s advertising compliance manager (or such other person as Distributor may designate in writing) by mail at 4500 Main Street, Kansas City Missouri 64111, or by fax at (816) 340-4074. Such materials shall be accompanied by a request for approval or comments within a reasonable amount of time, which shall not be less than 10 business days from the date delivered to the Distributor or its agents or designee or such shorter period of time as the parties may agree from time to time. GWL&A agrees to use reasonable efforts to notify Distributor’s or the Fund’s advertising compliance manager of the delivery of such materials (which includes leaving a voice mail message). If the reviewer fails to respond within the time period set forth in the request for review, GWL&A may use such material as submitted without further approval. If subsequent to approval by Distributor or its agent (or the expiration of the time period set forth in the request for approval), Distributor or its agent reasonably determines any such material is or has become inaccurate, misleading or otherwise inappropriate, it may request that GWL&A modify such advertising and sale literature, which GWL&A will do at the next reprinting of any such materials. If Distributor or its agent determines that such material should be modified immediately, Distributor shall notify GWL&A of such fact and GWL&A shall accommodate Distributor’s reasonable requests. In such instances, Distributor or its agent shall pay GWL&A reasonable out-of-pocket expenses in reprinting any such advertising and sales materials. Notwithstanding anything contained herein, GWL&A shall be responsible for the compliance of all advertising and sales literature prepared by GWL&A with all applicable federal, state and NASD requirements.

4.2.      GWL&A shall not give any information or make any representations or statements on behalf of the Fund in connection with the sale of the Contracts other than the information or representations contained in the registration statement, prospectus or SAI for the Fund shares, as the same may be amended or supplemented from time to time, or in sales literature or other promotional material approved by the Fund, Distributor or Adviser, except with the permission of the Fund, Distributor or Adviser.

4.3.      The Distributor shall furnish, or shall cause to be furnished, to GWL&A, a copy of each piece of sales literature or other promotional material in which GWL&A and/or its separate account(s), is named at least ten (10) Business Days prior to its use. No such material shall be used if GWL&A objects to such use within five (5) Business Days after receipt of such material.

4.4.      Neither the Distributor nor the Adviser shall give any information or make any representations on behalf of GWL&A or concerning GWL&A, the Account, or the Contracts other than the information or representations contained in a registration statement, prospectus or SAI for the Contracts, as the same may be amended or supplemented from time to time, or in sales literature or other promotional material approved by GWL&A or its designee, except with the permission of GWL&A.

4.5.      The Distributor or its agent will provide to GWL&A at least one complete copy of all registration statements, prospectuses, SAIs, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Designated Portfolio(s), contemporaneously with the filing of such document(s) with the SEC or NASD or other regulatory authorities.

4.6.      GWL&A will provide to the Adviser at least one complete copy of all registration statements, prospectuses, SAIs, reports, solicitations for voting instructions, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Contracts or the Account, contemporaneously with the filing of such document(s) with the SEC, NASD, or other regulatory authority.

4.7.      For purposes of Articles IV and VII, the phrase "sales literature and other promotional material" includes, but is not limited to, advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media; e.g., on-line networks such as the Internet or other electronic media), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, and prospectuses, SAIs, shareholder reports, and proxy materials and any other material constituting sales literature or advertising under the NASD rules, the 1933 Act or the 1940 Act.

4.8.      At the request of any party to this Agreement, each other party will make available to the other party's independent auditors and/or representative of the appropriate regulatory agencies, all records, data and access to operating procedures that may be reasonably requested in connection with compliance and regulatory requirements related to this Agreement or any party's obligations under this Agreement.

ARTICLE V.	Fees and Expenses

5.1.      The Adviser will pay certain fees in accordance with Schedule E hereof. In addition, the parties will bear certain expenses in accordance with Schedule C, Articles III, V, and other provisions of this Agreement.

5.2.      All expenses incident to performance by the Fund, the Distributor and the Adviser under this Agreement shall be paid by the appropriate party, as further provided in Schedule C. The Distributor shall see to it that all shares of the Designated Portfolio(s) are registered and authorized for issuance in accordance with applicable federal law and, if and to the extent required, in accordance with applicable state laws prior to their sale.

5.3.      The parties shall bear the expenses of routine annual distribution (mailing costs) of the Fund's prospectus and distribution (mailing costs) of the Fund's proxy materials and reports to owners of Contracts offered by GWL&A, in accordance with Schedule C.

5.4.      The Adviser acknowledges that a principal feature of the Contracts is the Contractowner's ability to choose from a number of unaffiliated mutual funds (and portfolios or series thereof), including the Designated Portfolio(s) and the Unaffiliated Funds, and to transfer the Contract's cash value between funds and portfolios.

ARTICLE VI.	Qualification

6.1.      The Distributor and the Adviser represent and warrant that the Fund and each Designated Portfolio is currently qualified as a Regulated Investment Company under Subchapter M of the Code, and that each Designated Portfolio will maintain such qualification (under Subchapter M or any successor or similar provisions) as long as this Agreement is in effect.

6.2.      The Distributor or Adviser will notify GWL&A immediately upon having a reasonable basis for believing that the Fund or any Designated Portfolio has ceased to comply with the aforesaid Subchapter M qualification requirements or might not so comply in the future.

6.3.      Without in any way limiting the effect of Sections 7.2 and 7.3 hereof and without in any way limiting or restricting any other remedies available to GWL&A, the Adviser or Distributor will pay all costs associated with or arising out of any failure, or any anticipated or reasonably foreseeable failure, of the Fund or any Designated Portfolio to comply with Section 6.1 hereof, including all costs associated with reasonable and appropriate corrections or responses to any such failure; such costs may include, but are not limited to, the costs involved in creating, organizing, and registering a new investment company as a funding medium for the Contracts pursuant to the mutual agreement of the Adviser and GWL&A and/or the costs of obtaining whatever regulatory authorizations are required to substitute shares of another investment company for those of the failed Portfolio (including but not limited to an order pursuant to Section 26(b) of the 1940 Act); such costs are to include, but are not limited to, fees and expenses of legal counsel and other advisors to GWL&A and any federal income taxes or tax penalties and interest thereon (or "toll charges" or exactments or amounts paid in settlement) incurred by GWL&A with respect to itself or owners of its Contracts in connection with any such failure or anticipated or reasonably foreseeable failure.

6.4.      The Adviser at its expense shall provide GWL&A or its designee with reports demonstrating the Designated Portfolio(s)’ compliance with the aforesaid Subchapter M qualification requirements, at the times provided for and substantially in the form attached hereto as Schedule B and incorporated herein by reference; provided, however, that providing such reports does not relieve the Adviser of its responsibility for such compliance or of its liability for any non-compliance.

ARTICLE VII.	Indemnification
7.1.	Indemnification By GWL&A

7.1(a).  GWL&A agrees to indemnify and hold harmless the Fund, the Distributor and the Adviser and each of their respective officers, directors, employees and affiliates and each person, if any, who controls the Distributor or Adviser within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 7.1) against any and all losses, claims, expenses, damages and liabilities (including amounts paid in settlement with the written consent of GWL&A) or litigation (including reasonable legal and other expenses) to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, expenses, damages or liabilities (or actions in respect thereof) or settlements are related to the sale or acquisition of the Fund's shares or the Contracts and:

(i)

arise out of or are based upon any untrue statements of any material fact contained in the registration statement or prospectus or SAI covering the Contracts or contained in the Contracts or sales literature or other promotional material for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this Agreement to indemnify shall not apply as to any Indemnified Party (1) if such statement or omission was made in reliance upon and in conformity with information furnished in writing to GWL&A by or on behalf of the Adviser, Distributor or Fund for use in the registration statement or prospectus for the

Contracts or in the Contracts or sales literature or other promotional material (or any amendment or supplement thereto) or otherwise for use in connection with the sale of the Contracts or Fund shares or (2) to the extent that such liability arises as a result of the conduct of any indemnified party; or

(ii)

arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus, SAI or sales literature or other promotional material of the Fund not supplied by GWL&A or persons under its control) or wrongful conduct of GWL&A or persons under its control, with respect to the sale or distribution of the Contracts or Fund Shares; or

(iii)

arise out of any untrue statement of a material fact contained in a registration statement, prospectus, SAI, or sales literature or other promotional material of the Fund, or any amendment thereof or supplement thereto, or the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such a statement or omission was made in reliance upon, and in conformity with, information furnished in writing to the Fund by or on behalf of GWL&A for the purpose of inclusion in such registration statement, prospectus, or sales literature or other promotional material; or

(iv)	arise as a result of any failure by GWL&A to provide the services and furnish the materials under the terms of this Agreement; or

(v)

arise out of or result from any material breach of any representation and/or warranty made by GWL&A in this Agreement or arise out of or result from any other material breach of this Agreement by GWL&A.

as limited by and in accordance with the provisions of Sections 7.1(b) and 7.1(c) hereof.

7.1(b). GWL&A shall not be liable under this indemnification provision with respect to any losses, claims, expenses, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations or duties under this Agreement or to any of the Indemnified Parties.

7.1(c). GWL&A shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified GWL&A in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify GWL&A of any such claim shall not relieve GWL&A from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision, except to the extent that GWL&A has been prejudiced by such failure to give notice. In case any such action is brought against the Indemnified Parties, GWL&A shall be entitled to participate, at its own expense, in the defense of such action. GWL&A also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from GWL&A to such party of GWL&A's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and GWL&A will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

7.1(d).  The Indemnified Parties will promptly notify GWL&A of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Fund Shares or the Contracts or the operation of the Fund.

7.2.	Indemnification by the Adviser

7.2(a). The Adviser agrees to indemnify and hold harmless GWL&A and each of its respective directors, officers, employees and affiliates and each person, if any, who controls GWL&A within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 7.2) against any and all losses, claims, expenses, damages, liabilities (including amounts paid in settlement with the written consent of the Adviser) or litigation (including reasonable legal and other expenses) to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Fund's shares or the Contracts and:

(i)

arise out of or are based upon any untrue statement of any material fact contained in the registration statement or prospectus or SAI or sales literature or other promotional material of the Fund, prepared by the Distributor or the Adviser on behalf of the Fund (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this Agreement to indemnify shall not apply as to any Indemnified Party: (1) if such statement or omission was made in reliance upon and in conformity with information furnished in writing to the Adviser, the Distributor or the Fund by or on behalf of GWL&A for use in the registration statement, prospectus or SAI for the Fund or in sales literature or other promotional material (or any amendment or supplement to any of the foregoing) or otherwise for use in connection with the sale of the Contracts or the Fund shares; or (2) to the extent such liability arises as a result of the conduct of any Indemnified Party; or

(ii)

arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus, SAI or sales literature or other promotional material for the Contracts not supplied by the Adviser or persons under its control) or wrongful conduct of the Fund or the Adviser or persons under their control, with respect to the sale or distribution of the Contracts or Fund shares; or

(iii)

arise out of any untrue statement statement of a material fact contained in a registration statement, prospectus, SAI, or sales literature or other promotional material covering the Contracts, or any amendment thereof or supplement thereto, or the omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished in writing to GWL&A by or on behalf of the Adviser or the Fund for the purpose of inclusion in such registration statement, prospectus, SAI, or sales literature or other promotional material; or

(iv)

arise as a result of any failure by the Fund or the Adviser to provide the services and furnish the materials under the terms of this Agreement (including a failure, whether unintentional or in good faith or otherwise, to comply with the qualification requirements specified in Article VI of this Agreement); or

(v)

arise out of or result from any material breach of any representation and/or warranty made by the Distributor or the Adviser in this Agreement or arise out of or result from any other material breach of this Agreement by the Adviser or the Distributor; or

(vi)	arise out of or result from the incorrect or untimely calculation or reporting of the daily net asset value per share or dividend or capital gain distribution rate;

as limited by and in accordance with the provisions of Sections 7.2(b) and 7.2(c) hereof. This indemnification is in addition to and apart from the responsibilities and obligations of the Adviser specified in Article VI hereof.

7.2(b). The Adviser shall not be liable under this indemnification provision with respect to any losses, claims, expenses, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations or duties under this Agreement or to any of the Indemnified Parties.

7.2(c). The Adviser shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Adviser in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Adviser of any such claim shall not relieve the Adviser from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision, except to the extent that the Adviser has been prejudiced by such failure to give notice. In case any such action is brought against the Indemnified Parties, the Adviser will be entitled to participate, at its own expense, in the defense thereof. The Adviser also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Adviser to such party of the Adviser's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Adviser will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

7.2(d). GWL&A agrees to promptly notify the Adviser of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of the Contracts or the operation of the Account.

7.3.	Indemnification by the Distributor

7.3(a).  The Distributor agrees to indemnify and hold harmless GWL&A and each of its respective directors, officers, employees and affiliates and each person, if any, who controls GWL&A within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 7.3) against any and all losses, claims, expenses, damages and liabilities (including amounts paid in settlement with the written consent of the Distributor) or litigation (including reasonable legal and other expenses) to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Fund's shares or the Contracts and:

(i)

arise out of or are based upon any untrue statement of any material fact contained in the registration statement or prospectus or SAI or sales literature or other promotional material of the Fund prepared by the Distributor or the Adviser on behalf of the Fund(or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this Agreement to indemnify shall not apply as to any Indemnified Party: if (1) such statement or omission was made in reliance upon and in conformity with information furnished in writing to the Adviser, the Distributor or Fund by or on behalf of GWL&A for use in the registration statement or SAI or prospectus for the Fund or in sales literature or other promotional material (or any amendment or supplement to any of the foregoing) or otherwise for use in connection with the sale of the Contracts or Fund shares or (2) to the extent such liability arises as a result of the conduct of any Indemnified Party; or

(ii)

arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus, SAI, sales literature or other promotional material for the Contracts not supplied by the Distributor or persons under its control) or wrongful conduct of the Fund, the Distributor or Adviser or persons under their control, with respect to the sale or distribution of the Contracts or Fund shares; or

(iii)

arise out of any untrue statement of a material fact contained in a registration statement, prospectus, SAI, sales literature or other promotional material covering the Contracts, or any amendment thereof or supplement thereto, or the omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished in writing to GWL&A by or on behalf of the Adviser for the Fund for the purpose of inclusion in such registration statement, prospectus, SAI, or sales literature or other promotional material; or

(iv)

arise as a result of any failure by the Adviser or Distributor to provide the services and furnish the materials under the terms of this Agreement (including a failure, whether unintentional or in good faith or otherwise, to comply with the qualification requirements specified in Article VI of this Agreement); or

(v)

arise out of or result from any material breach of any representation and/or warranty made by the Distributor or the Adviser in this Agreement or arise out of or result from any other material breach of this Agreement by the Fund, Adviser or Distributor; or

(vi)	arise out of or result from the incorrect or untimely calculation or reporting of the daily net asset value per share or dividend or capital gain distribution rate;

as limited by and in accordance with the provisions of Sections 7.3(b) and 7.3(c) hereof. This indemnification is in addition to and apart from the responsibilities and obligations of the Distributor specified in Article VI hereof.

7.3(b).  The Distributor shall not be liable under this indemnification provision with respect to any losses, claims, expenses, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or negligence in the performance or such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations or duties under this Agreement or to any of the Indemnified Parties.

7.3(c)   The Distributor shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Distributor in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Distributor of any such claim shall not relieve the Distributor from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision, except to the extent that the Distributor has been prejudiced by such failure to give notice. In case any such action is brought against the Indemnified Parties, the Distributor will be entitled to participate, at its own expense, in the defense thereof. The Distributor also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Distributor to such party of the Distributor's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Distributor will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

7.3(d)   GWL&A agrees to promptly notify the Distributor of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of the Contracts or the operation of the Account.

ARTICLE XIII.	Applicable Law

8.1.      This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of Colorado, without regard to the Colorado Conflict of Laws provisions.

8.2.      This Agreement shall be subject to the provisions of the 1933, 1934 and 1940 Acts, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant and the terms hereof shall be interpreted and construed in accordance therewith.

ARTICLE IX.	Termination
9.1.	This Agreement shall terminate:
(a)	at the termination of Distributor’s Distribution Agreement with the Fund; or

(b) at the option of any party, with or without cause, with respect to some or all Designated Portfolios, upon six (6) months advance written notice delivered to the other parties; provided, however, that such notice shall not be given earlier than six (6) months following the date of this Agreement; or

(c) at the option of GWL&A by written notice to the other parties with respect to any Designated Portfolio based upon GWL&A's determination that shares of such Designated Portfolio are not reasonably available to meet the requirements of the Contracts; or

(d) at the option of GWL&A by written notice to the other parties with respect to any Designated Portfolio in the event any of the Designated Portfolio's shares are not registered, issued or sold in accordance with applicable state and/or federal law or such law precludes the use of such shares as the underlying investment media of the Contracts issued or to be issued by GWL&A; or

(e) at the option of the Fund, Distributor or Adviser in the event that formal administrative proceedings are instituted against GWL&A by the NASD, the SEC, the Insurance Commissioner or like official of any state or any other regulatory body regarding GWL&A's duties under this Agreement or related to the sale of the Contracts, the operation of any Account, or the purchase of the Fund shares, if, in each case, the Fund, Distributor or Adviser, as the case may be, reasonably determines in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of GWL&A to perform its obligations under this Agreement; or

(f) at the option of GWL&A in the event that formal administrative proceedings are instituted against the Fund, the Distributor or the Adviser by the NASD, the SEC, or any state securities or insurance department or any other regulatory body, if GWL&A reasonably determines in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of the Fund, the Distributor or the Adviser to perform their obligations under this Agreement; or

(g) at the option of GWL&A by written notice to the Fund with respect to any Designated Portfolio if GWL&A reasonably believes that the Designated Portfolio(s) will fail to meet the Subchapter M qualifications specified in Article VI hereof; or

(h) at the option of either the Fund, the Distributor or the Adviser, if (i) the Fund, Distributor or Adviser, respectively, shall determine, in its sole judgment reasonably exercised in good faith, that GWL&A has suffered a material adverse change in its business or financial condition or is the subject of material adverse publicity and that material adverse change or publicity will have a material adverse impact on GWL&A's ability to perform its obligations under this Agreement, (ii) the Fund, Distributor or Adviser notifies GWL&A of that determination and its intent to terminate this Agreement, and (iii) after considering the actions taken by GWL&A and any other changes in circumstances since the giving of such a notice, the determination of the Fund, Distributor or Adviser shall continue to apply on the sixtieth (60th) day following the giving of that notice, which sixtieth day shall be the effective date of termination; or

(i) at the option of either GWL&A, if (i) GWL&A shall determine, in its sole judgment reasonably exercised in good faith, that the Fund, Distributor or Adviser has suffered a material adverse change in its business or financial condition or is the subject of material adverse publicity and that material adverse change or publicity will have a material adverse impact on the Fund's, Distributor's or Adviser's ability to perform its obligations under this Agreement, (ii) GWL&A notifies the Fund, Distributor or Adviser, as appropriate, of that determination and its intent to terminate this Agreement, and (iii) after considering the actions taken by the Fund, Distributor or Adviser and any other changes in circumstances since the giving of such a notice, the determination of GWL&A shall continue to apply on the sixtieth (60th) day following the giving of that notice, which sixtieth day shall be the effective date of termination; or

(j) at the option of any non-defaulting party hereto in the event of a material breach of this Agreement by any party hereto (the "defaulting party") other than as described in 9.1(a)-(i); provided, that the non-defaulting party gives written notice thereof to the defaulting party, with copies of such notice to all other non-defaulting parties, and if such breach shall not have been remedied within thirty (30) days after such written notice is given, then the non-defaulting party giving such written notice may terminate this Agreement by giving thirty (30) days written notice of termination to the defaulting party.

9.2.       Notice Requirement No termination of this Agreement shall be effective unless and until the party terminating this Agreement gives prior written notice to all other parties of its intent to terminate, which notice shall set forth the basis for the termination. Furthermore,

(a) in the event any termination is based upon the provisions of Section 9.1(b), 9.1(h), 9.1(i), or 9.1(j) of this Agreement, the prior written notice shall be given in advance of the effective date of termination as required by those provisions unless such notice period is shortened by mutual written agreement of the parties;

(b) in the event any termination is based upon the provisions of Section 9.1(a), 9.1(e), or 9.1(f) of this Agreement, the prior written notice shall be given at least sixty (60) days before the effective date of termination; and

(c) in the event any termination is based upon the provisions of Section 9.1(c), 9.1(d) or 9.1(g), the prior written notice shall be given in advance of the effective date of termination, which date shall be determined by the party sending the notice.

9.3.       Effect of Termination Notwithstanding any termination of this Agreement, the Fund, the Distributor and the Adviser shall, at the option of GWL&A, continue to make available additional shares of the Designated Portfolio(s) pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts"). Specifically, without limitation, the owners of the Existing Contracts shall be permitted to reallocate investments in the Designated Portfolio(s), redeem investments in the Designated Portfolio(s) and/or invest in the Designated Portfolio(s) upon the making of additional purchase payments under the Existing Contracts.

9.4.       Surviving Provisions. Notwithstanding any termination of this Agreement, each party's obligations under Article VII to indemnify other parties shall survive and not be affected by any termination of this Agreement. In addition, with respect to Existing Contracts, all provisions of this Agreement shall also survive and not be affected by any termination of this Agreement; provided, however, that Adviser’s obligation to make the administrative services fee payment under

Schedule E hereof shall continue only if (i) GWL&A continues to provide the administrative services contemplated by Schedule E hereof and; (ii) the Adviser or an affiliate continues to serve as the investment adviser to a Designated Portfolio.

ARTICLE X.	Notices

Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

If to GWL&A:

Great-West Life & Annuity Insurance Company
8515 East Orchard Road
Englewood, CO 80111
Attention:	Al Cunningham, Assistant Vice President, Public/Non-Profit
PC:	Beverly Byrne, Vice President and Counsel

If to the Adviser:

American Century Investment Management, Inc.
4500 Main Street
Kansas City, MO 64111
Attention: General Counsel

If to the Distributor:

American Century Investment Services, Inc.
4500 Main Street
Kansas City, MO 64111
Attention: General Counsel

ARTICLE XI. Miscellaneous

11.1.    Subject to the requirements of legal process and regulatory authority, each party hereto shall treat as confidential the names and addresses of the owners of the Contracts and all information reasonably identified as confidential in writing by any other party hereto and, except as permitted by this Agreement, shall not disclose, disseminate or utilize such names and addresses and other confidential information without the express written consent of the affected party until such time as such information may come into the public domain. Without limiting the foregoing, no party hereto shall disclose any information that another party has designated as proprietary.

11.2.    The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

11.3.    This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

11.4.    If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

11.5.    Each party hereto shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, the NASD and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby. Notwithstanding the generality of the foregoing, each party hereto further agrees to furnish the Colorado Insurance Commissioner with any information or reports in connection with services provided under this Agreement which such Commissioner may request in order to ascertain whether the variable annuity operations of GWL&A are being conducted in a manner consistent with the Colorado Variable Annuity Regulations and any other applicable law or regulations.

11.6.    The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

11.7.    This Agreement or any of the rights and obligations hereunder may not be assigned by any party, except to an affiliate, without the prior written consent of all parties hereto.

11.8.    No provision of this Agreement may be deemed or construed to modify or supersede any contractual rights, duties, or indemnifications, as between the Adviser and the Fund, and the Distributor and the Fund.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative as of the date specified below.

GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

By its authorized officer,

By:/s/ George Webb

                                                Title: Senior Vice President

                                                Date: 7/13/2000

AMERICAN CENTURY INVESTMENT MANAGEMENT, INC.

By its authorized officer,

By:/s/ William M. Lyons

                                                Title: Executive Vice President

                                                Date: 7/18/2000

AMERICAN CENTURY INVESTMENT SERVICES, INC.

By its authorized officer,

By:/s/ William M. Lyons

                                                Title: Executive Vice President

                                                Date: 7/18/2000

SCHEDULE A

Designated Portfolios

All Investor and Advisor Class Funds made available by Distributor from time to time for use in accounts of this type under this Agreement.

No funds with redemption fees are available through this type of account.

SCHEDULE B

Reports per Section 6.4

With regard to the reports relating to the quarterly testing of compliance with the requirements of Subchapter M under the Internal Revenue Code (the "Code") and the regulations thereunder, the Fund, through the Adviser, shall provide within twenty (20) Business Days of the close of the calendar quarter a report to GWL&A in the Form B1 attached hereto and incorporated herein by reference, regarding the status under such sections of the Code of the Designated Portfolio(s), and if necessary, identification of any remedial action to be taken to remedy non-compliance.

With regard to the reports relating to the year-end testing of compliance with the requirements of Subchapter M of the Code, referred to hereinafter as "RIC status," the Fund will provide the reports on the following basis: (i) the last quarter's quarterly reports can be supplied within the 20-day period, and (ii) a year-end report will be provided 45 days after the end of the calendar year. However, if a problem with regard to RIC status, as defined below, is identified in the third quarter report, on a weekly basis, starting the first week of December, additional interim reports will be provided specially addressing the problems identified in the third quarter report. If any interim report memorializes the cure of the problem, subsequent interim reports will not be required.

A problem with regard to RIC status is defined as any violation of the following standards, as referenced to the applicable sections of the Code:

(a) Less than ninety percent of gross income is derived from sources of income specified in Section 851(b)(2);

(b) Thirty percent or greater gross income is derived from the sale or disposition of assets specified in Section 851(b)(3);

(c) Less than fifty percent of the value of total assets consists of assets specified in Section 851(b)(4)(A); and

(d) No more than twenty-five percent of the value of total assets is invested in the securities of one issuer, as that requirement is set forth in Section 851(b)(4)(B).

FORM B1
CERTIFICATE OF COMPLIANCE

For the quarter ended:

I, , a duly authorized officer, director or agent of American Century Investment Management, Inc. hereby swear and affirm that                                               is in compliance with all requirements of Subchapter M of the Internal Revenue Code (the "Code") and the regulations thereunder as required in the Fund Participation Agreement among Great-West Life & Annuity Insurance Company, American Century Investment Management, Inc. and American Century Investment Services, Inc., other than the exceptions discussed below:

Exceptions	Remedial Action

If no exception to report, please indicate "None."

Signed this	day of	,	.

AMERICAN CENTURY INVESTMENT MANAGEMENT, INC.

(Signature)

By: (Type or Print Name and Title/Position)

SCHEDULE C

EXPENSES

The Fund and/or the Distributor and/or Adviser, and GWL&A will coordinate the functions and pay the costs of completing these functions based upon an allocation of costs in the tables below. With respect to documents that contain materials related to the Designated Portfolio(s) and portfolios of other issuers and for which Adviser is indicated as the party responsible for the expense, costs shall be allocated to the Adviser according to the number of pages of the Fund’s portion of such documents as compared to the total number of pages of the documents.

Item	Function	Party Responsible for Coordination	Party Responsible for Expense
Mutual Fund Prospectus	Printing of combined prospectuses	GWL&A	Adviser
	Distributor shall supply GWL&A with such- numbers of the Designated Portfolio(s) prospectus(es) as GWL&A shall reasonably request	GWL&A	Distributor
	Distribution to New and Inforce Clients	GWL&A	GWL&A
	Distribution to Prospective Clients	GWL&A	GWL&A
Product Prospectus	Printing for Inforce Clients	GWL&A	GWL&A
	Printing for Prospective Clients	GWL&A	GWL&A
	Distribution to New and Inforce Clients	GWL&A	GWL&A
	Distribution to Prospective Clients	GWL&A	GWL&A
Mutual Fund Prospectus Update & Distribution	If Required by Fund or Distributor	Distributor and GWL&A	Distributor or designee
	If Required by GWL&A	GWL&A	GWL&A
Product Prospectus Update & Distribution	If Required by Fund, Distributor or Adviser	GWL&A	Distributor or designee

Item	Function	Party Responsible for Coordination	Party Responsible for Expense
	If Required by GWL&A	GWL&A	GWL&A
Mutual Fund SAI	Printing	Distributor or Adviser	Distributor or designee
	Distribution	GWL&A	GWL&A
Product SAI	Printing	GWL&A	GWL&A
	Distribution	GWL&A	GWL&A
Proxy Material for Mutual Fund:	Printing if proxy required by Law	Adviser	Adviser
	Distribution (including labor) if proxy required by Law	GWL&A	Adviser
	Printing & distribution if required by GWL&A	GWL&A	GWL&A
Mutual Fund Annual & Semi-Annual Report	Printing of combined reports	GWL&A	Distributor or designee
	Distribution	GWL&A	GWL&A
Other communication to New and Prospective clients	If Required by the Fund, Distributor or Adviser	GWL&A	Distributor or designee
	If Required by GWL&A	GWL&A	GWL&A
Other communication to inforce	Distribution (including labor and printing) if required by the Fund, Distributor or Adviser	GWL&A	Distributor or designee
	Distribution (including labor and printing) if required by GWL&A	GWL&A	GWL&A

Item	Function	Party Responsible for Coordination	Party Responsible for Expense
Errors in Share Price calculation	Cost of error to participants	GWL&A	Adviser
	Cost of administrative work to correct error	GWL&A	Adviser
Operations of the Fund

All operations and related expenses, including the cost of registration and qualification of shares, taxes on the issuance or transfer of shares, cost of management of the business affairs of the Fund, and expenses paid or assumed by the fund pursuant to any Rule 12b-1 plan

		Fund, Distributor or Adviser	Fund or Adviser
Operations of the Account	Federal registration of units of separate account (24f-2 fees)	GWL&A	GWL&A

SCHEDULE D

SHAREHOLDER SERVICES AGREEMENT

SCHEDULE E

ADMINISTRATIVE SERVICES

•

GWL&A, or an affiliate, will provide the properly registered and licensed personnel and systems needed for all customer servicing and support – for both fund and annuity information and questions – including:

responding to Contractowner inquiries;
delivery of prospectus – both fund and annuity;
entry of initial and subsequent orders;
transfer of cash to insurance company and/or funds;
explanations of fund objectives and characteristics;
entry of transfers between funds;
fund balance and allocation inquiries;
mail fund prospectus.

•	GWL&A, or an affiliate, will communicate all purchase, withdrawal, and exchange orders it receives from its customers to each Designated Portfolio.

Administrative Service Fee

For the services, GWL&A or its affiliate shall receive a fee of 0.25% per annum of the average aggregate daily net asset value of the Investor Class and Advisor Class shares of the Designated Portfolio(s) held in the Account, except for the Investor Class of the Ultra Fund and Equity Income Fund which GWL&A or its affiliate shall receive a fee of 0.30% per annum of the average aggregate daily net asset value of the shares held in the Account, payable by the Adviser directly to GWL&A or its affiliate. Such fee shall be paid in arrears quarterly. Each quarter’s fee shall be determined based on assets in the Account at the end of each quarter and each quarterly fee will be independent of every other quarterly fee. Such fee shall be due and payable automatically within 30 (thirty) days after the last day of the quarter to which such payment relates.

The Fund will calculate and GWL&A will verify the asset balance for each day on which the fee is to be paid pursuant to this Agreement with respect to each Designated Portfolio.

Distribution Services

GWL&A, or an affiliate, will perform distribution services for Advisor Class shares of the Fund, including, but not limited to, the following:

Receive and answer correspondence from prospective shareholders, including distributing prospectuses, SAIs, and shareholder reports;

Provide facilities to answer questions from prospective investors about Fund shares;

Assist investors in completing application forms and selecting dividend and other account options; and

Provide other reasonable assistance in connection with the distribution of Fund shares.

12b-1 Distribution Related Fees

The Adviser, or its designee, agrees to pay GWL&A or its affiliate a Distribution Services Fee of 0.25% per annum of the average aggregate daily net asset value of shares of the Designated Portfolio(s) that consist of Advisor Class Funds held in the Account. Such fee shall be paid in arrears, quarterly. Each quarter’s fee shall be determined based on assets in the Account at the end of each quarter and each quarterly fee will be independent of every other quarterly fee. Such fee shall be due and payable automatically within 30 (thirty) days after the last day of the quarter to which such payment relates.

SCHEDULE F

NON-COMPETE PROVISIONS

GWL&A intends to offer Adviser and Distributor, as applicable, access to their current and prospective customers hereinafter "Customers" so that Customers will have the option of purchasing the Designated Portfolio shares of the Fund. Adviser and Distributor, as applicable, desires to make the Designated Portfolio(s) available to Customers, yet acknowledges that under certain circumstances, the ability of Adviser or Distributor, as applicable, to solicit business from Customers should be subject to special limitations in exchange for the increased ability to offer its product through GWL&A’s introduction. An introduction will consist of GWL&A’s inclusion of the Designated Portfolio(s) in the deferred compensation product offered to a Customer for that Customer’s consideration.

•

In the scenario where GWL&A introduces Adviser or Distributor, as applicable, in any manner to a Customer which ultimately purchases a deferred compensation product from GWL&A, and GWL&A includes the Designated Portfolio(s) in the products offered to that Customer, Adviser and Distributor, as applicable, agree not to utilize any confidential information regarding the Customer and/or its employees’ participation in plan(s) received in connection with offering its product to Customer in any solicitation of Deferred Compensation Business from that Customer. Further, Adviser and Distributor, as applicable, will not attempt to contact Customers regularly nor attempt to sell its mutual funds directly to Customer on a stand-alone basis while the Designated Portfolio(s) are included in GWL&A’s arrangement with the Customer, unless a date has been set for the termination of GWL&A’s arrangement with such Customer. For purposes of this Agreement "Deferred Compensation Business" includes, but is not limited to, group or individual annuity contracts, GIC’s, separate accounts and wrapped or unwrapped mutual funds whether sold separately or in conjunction-with each other.

•

In the scenario where GWL&A introduces Distributor in any manner to a Customer which does not purchase a deferred compensation product from GWL&A, Distributor is not subject to any prohibitions regarding sales to and communications with that Customer. Likewise, there are no prohibitions where GWL&A provides no introduction.

GWL&A may decide in its discretion when it desires to provide an introduction to one of its Customers. GWL&A has no obligation to provide introductions to its Customers.